UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 10, 2008

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 10, 2008, Ecolab Inc. (“Ecolab” or the “Company”) and Henkel AG & Co. KGaA (“Henkel,” and together with its subsidiary Henkel Corporation, the “Selling Stockholders”) entered into an amendment (the “Amendment”) to the stockholder’s agreement (the “Stockholder’s Agreement”) that governs Henkel’s equity ownership in the Company. Pursuant to the Amendment, the Company agreed to meet with potential investors in connection with up to two registered public offerings of Ecolab common stock by the Selling Stockholders. Additionally, among other things, the Company agreed to permit sales to certain persons that, together with such person’s affiliates or any group of which such person may be a member, would beneficially own up to five percent of Ecolab’s outstanding stock and waive its right of first refusal in connection with certain transfers by Henkel.

Also, on November 10, 2008, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with the Selling Stockholders, pursuant to which the Company agreed to purchase from the Selling Stockholders, following the completion of the first registered public offering, shares of Ecolab common stock for consideration of, at the Company’s discretion, between $300 million and $500 million.  The number of shares that Ecolab will acquire for a given level of consideration will be determined pursuant to a formula set forth in the Stock Purchase Agreement.  The Company may also purchase in excess of $500 million of shares from the Selling Stockholders at the price per share equal to the price to the public, less underwriting discounts and commissions.  The Selling Stockholders will only sell shares in the first offering if at least 43,700,000 shares are sold, and if the offering is not consummated by April 30, 2009, the Company will have no obligation to purchase any shares from the Selling Stockholders in connection with the first offering, but Ecolab will remain obligated to purchase shares of common stock in connection with a potential second offering by the Selling Stockholders, subject to the same terms and conditions as described for the first offering.

Ecolab intends to finance the stock purchase with available cash and the proceeds of an issuance of commercial paper under its existing commercial paper program and may also utilize committed bank lines.

The foregoing descriptions of the Amendment to the Stockholder’s Agreement and the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

On November 10, 2008, the Company issued a News Release announcing that (i) it had filed a registration statement enabling the Selling Stockholders to sell all of their shares of the Company’s common stock, (ii) the Company and Henkel had entered into the Amendment to the Stockholder’s Agreement to facilitate the offering and (iii) the Company had agreed to purchase $300 million of shares from the Selling Stockholders in conjunction with the offering.

A copy of the News Release issued by Ecolab in connection with this report under Item 7.01 is attached as Exhibit 99.1.

ITEM 8.01 Other Events.

Attached hereto as Exhibit 3.1 is a copy of the Company’s By-Laws, as filed with our registration statement relating to the offering of the Company’s common stock by the Selling Stockholders.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Ecolab Inc. By-Laws, as amended through August 1, 2008.
4.1

Amendment No. 1 to Second Amended and Restated Stockholder’s Agreement, dated November 10, 2008, between Henkel AG & Co. KGaA and Ecolab Inc. (incorporated by reference to Exhibit 4.4 of our Registration Statement on Form S-3 filed on November 10, 2008).

10.1	Stock Purchase Agreement, dated November 10, 2008, among Henkel AG & Co. KGaA, Henkel Corporation and Ecolab Inc.

The following exhibit is furnished pursuant to Item 7.01 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

99.1	Ecolab News Release dated November 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: November 10, 2008	By:	/s/ Sarah Z. Erickson
By: Sarah Z. Erickson
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Ecolab Inc. By-Laws, as amended through August 1, 2008.
4.1

Amendment No. 1 to Second Amended and Restated Stockholder’s Agreement, dated November 10, 2008, between Henkel AG & Co. KGaA and Ecolab Inc. (incorporated by reference to Exhibit 4.4 of our Registration Statement on Form S-3 filed on November 10, 2008).

10.1	Stock Purchase Agreement, dated November 10, 2008, among Henkel AG & Co. KGaA, Henkel Corporation and Ecolab Inc.
99.1	Ecolab News Release dated November 10, 2008.